Exhibit 99.1

Spruce Biosciences Announces Proposed Public Offering of Common Stock and Pre-Funded Warrants

April 20, 2026

South San Francisco, Calif., April 20, 2026 (BUSINESS WIRE) -- Spruce Biosciences, Inc. (“Spruce Biosciences”) (NASDAQ: SPRB), a late-stage biopharmaceutical company focused on developing and commercializing novel therapies for neurological disorders with significant unmet medical need, today announced that it has commenced an underwritten public offering of shares of its common stock or pre-funded warrants to purchase shares of its common stock in lieu thereof. All of the securities are being offered by Spruce Biosciences. In addition, Spruce Biosciences expects to grant the underwriters a 30-day option to purchase additional shares of its common stock in an amount of up to 15% of the aggregate number of shares sold in the offering at the public offering price, less underwriting discounts and commissions. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

Leerink Partners, Guggenheim Securities, and Oppenheimer & Co. are acting as joint book-running managers and Jones and Craig-Hallum are acting as co-managers for the proposed offering.

The shares of common stock and pre-funded warrants are being offered by Spruce Biosciences pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2025 and subsequently declared effective by the SEC on November 26, 2025. The proposed offering is being made only by means of a prospectus supplement and the accompanying prospectus that will form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained from: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105 or by email at syndicate@leerink.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544 or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055 or by email at EquityProspectus@opco.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Spruce Biosciences

Spruce Biosciences, Inc. (Nasdaq: SPRB) is a late-stage biopharmaceutical company focused on developing and commercializing novel therapies for neurological disorders with significant unmet medical need.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “proposed,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about Spruce Biosciences’ proposed public offering and Spruce Biosciences’ intention to grant the underwriters an option to purchase additional shares. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to, among other things, market conditions and the demand for Spruce Biosciences’ securities. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the preliminary prospectus supplement and the accompanying prospectus, the company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the company’s other filings with the SEC. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Monique Kosse

Gilmartin Group

Monique@GilmartinIR.com

investors@sprucebio.com

Media Contact:

Carolyn Hawley

Inizio Evoke Comms

Carolyn.Hawley@inizioevoke.com

media@sprucebio.com